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                                                                   EXHIBIT 1(b)

                     MASTER AGREEMENT AMONG UNDERWRITERS

                                                                   May 13, 1988
MONTGOMERY SECURITIES
600 Montgomery Street
San Francisco, California 94111

Ladies and Gentlemen:

        1. General. We understand that from time to time you may act as Representative or as one of the Representatives of the several underwriters of offerings of securities of various issuers. This Agreement shall apply to any such offering of securities in which we elect to act as an underwriter after receipt of an invitation from your Syndicate Department which shall identify the issuer, contain information regarding certain terms of the securities to be offered and specify the amount of our proposed participation (subject to increase as provided in the applicable Underwriting Agreement), and the names of the other Representatives, if any. At or prior to the time of an offering, you will advise us, to the extent applicable, as to the expected offering date, the expected closing date, the initial public offering price, the interest or dividend rate (or the method by which such rate is to be determined), the conversion price, the underwriting discount, the management fee, the selling concession and the reallowance, except that if the public offering price of the securities is to be determined by a formula based upon the market price of certain securities (such procedure being hereinafter referred to as "Formula Pricing"), you shall so advise us and shall specify the maximum underwriting discount, management fee and selling concession. Such information may be conveyed by you in one or more communications in the form of letters, wires, telexes or other written communications or by telephone calls (provided any such telephone calls are promptly confirmed in writing) (such communications received by us with respect to an offering are hereinafter collectively referred to as the "Invitation"). If the Underwriting Agreement (as hereinafter defined) provides for the granting of an option to purchase additional securities to cover over-allotments, you will notify us, in the Invitation, of such option.

        This Agreement, as amended or supplemented by the Invitation, shall become effective with respect to our participation in an offering of securities if you have received our oral or written acceptance and you do not subsequently receive a written communication revoking our acceptance prior to the time and date specified in the Invitation (our unrevoked acceptance after expiration of such time and date bing hereinafter referred to as our "Acceptance"). Our Acceptance will constitute our confirmation that, except as otherwise stated in such Acceptance, each statement included in the Master Underwriters' Questionnaire set forth as Exhibit A hereto (or otherwise furnished to us) is correct.

        The issuer of the securities in any offering of securities made pursuant to this Agreement is hereinafter referred to as the "Company." If the Underwriting Agreement does not provide for an over-allotment option, the securities to be purchased are hereinafter referred to as the "Securities"; if the Underwriting Agreement provides for an over-allotment option, the securities the Underwriters (as hereinafter defined) are initially obligated to purchase pursuant to the Underwriting Agreement are hereinafter called the "Firm Securities" and any additional securities which may be purchased upon exercise of the over-allotment option are hereinafter called the "Additional Securities," with the Firm Securities and all or any part of the Additional Securities being hereinafter collectively referred to as the "Securities." Any underwriters of Securities under this Agreement, including the Representatives (as hereinafter defined), are hereinafter collectively referred to as the "Underwriters." The term "underwriting obligation," as used in this Agreement with respect to any Underwriter, shall refer to the amount of Securities, including any Additional Securities (plus such additional Securities as may be required by the Underwriting Agreement in the event of a default by one or more of the Underwriters) which such Underwriter is obligated to purchase pursuant to the provisions of the Underwriting Agreement. All references herein to "you" or to the "Representatives" shall mean Montgomery Securities and the other firm or firms, if any, which are named as Representatives in the invitation. The
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Securities to be offered may, but need not, be registered for a delayed or continuous offering pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act").

        The following provisions of this Agreement shall apply separately to each individual offering of Securities. This Agreement may be supplemented or amended by you by written notice to us and, except for supplements or amendments set forth in an Invitation relating only to a particular offering of Securities, any such supplement or amendment to this Agreement shall be effective with respect to any offering of Securities to which this Agreement applies after this Agreement is so amended or supplemented.

        2. Underwriting Agreement; Authority of Representatives. We authorize you to execute and deliver an underwriting or purchase agreement and any amendment or supplement thereto and any associated pricing agreement or other similar agreement (collectively, the "Underwriting Agreement") on our behalf with the Company and/or any selling securityholder(s) with respect to Securities in such form as you determine. We will be bound by all terms of the Underwiting Agreement as executed. We understand that changes may be made in those who are to be Underwriters and in the amount of Securities to be purchased by them, but the amount of Securities to be purchased by us in accordance with the terms of this Agreement and the Underwriting Agreement, including the amount of Additional Securities, if any, which we may become obligated to purchase by reason of the exercise of any over-allotment option provided in the Underwriting Agreement, shall not be changed without our consent. Without limiting the foregoing, we authorize you to (a) determine all matters relating to advertising and communications with dealers or others, (b) extend the time within which the Registration Statement (as hereinafter defined) may become effective, (c) postpone the closing date or dates for any offering, and (d) exercise any right of cancellation or termination.

        As Representatives of the Underwriters, you are authorized to take such action as you deem necessary or advisable to carry out this Agreement, the Underwriting Agreement, and the purchase, sale and distribution of the Securities, and to agree to any waiver or modification of any provision of the Underwriting Agreement. To the extent applicable, you are also authorized to determine (i) the amount of Additional Securities, if any, to be purchased by the Underwriters pursuant to any over-allotment option, and (ii) with respect to offerings using Formula Pricing, the initial public offering price and the price at which the Securities are to be purchased by the Underwriters in accordance with the Underwriting Agreement. Authority with respect to matters to be determined by you, or by you and the Company pursuant to the Underwriting Agreement, shall survive the termination of this Agreement. Your authority hereunder and under the Underwriting Agreement may be exercised by the Representatives jointly or by Montgomery Securities acting alone.

        3. Registration Statement and Prospectus. You will furnish to us, to the extent made available to you by the Company, copies of the registration statement, the related prospectus and the amendment(s) thereto (excluding exhibits but including any documents incorporated by reference therein) filed with the Securities and Exchange Commission (the "Commission") in respect of the Securities, and our Acceptance of the Invitation with respect to an offering of Securities will serve to confirm that we are willing to accept the responsibility of an Underwriter thereunder and to proceed as therein contemplated. Such Acceptance will further confirm that the statements made under the heading "Underwriting" in the proposed final form of prospectus, insofar as they relate to us, do not contain any untrue statment of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. As hereinafter mentioned, the "Registration Statement" and the "Prospectus" refer to the Registration Statement and Prospectus included as a part thereof, in the form in which the Registration Statement becomes effective (including all information deemed to be a part thereof pursuant to Rule 430A promulgated under the Securites Act) and the form in which the Prospectus is filed pursuant to Rule 424(b) under the Securities Act or, if no such filing is required, the form in which the Prospectus is in at the time the Registration Statement in which it is contained becomes effective, with respect to the Securities. Each preliminary prospectus with respect to the Securities is herein referred to as a "Preliminary Prospectus." The use of our name in the Prospectus and any Preliminary Prospectus, as one of the Underwriters, has our consent. You are

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authorized, with the approval of counsel for the Underwriters, to approve on our behalf any further amendments or supplements to the Registration Statement or the Prospectus which may be necessary or appropriate.

        4. Compensation. As our share of the compensation to be paid for your services, we will pay you, and we authorize you to charge our account therefor, a management fee as specified in the Invitation for the offering. If there is more than one Representative, such compensation will be divided among the Representatives in such proportion as you may determine.

        5. Public Offering. In connection with the public offering of the Securities, we authorize you, in your discretion:

            (a) to determine the time of the initial public offering, the initial public offering price, the purchase price of the Securities to the Underwriters, and the concessions and discounts to Selected Dealers (as defined below) to change the public offering price and such concessions and discounts (and we agree to be bound by any such change), to furnish the Company with the information to be included in the Registration Statement and any amendment or supplement thereto with respect to the terms of the offering, and to determine all matters relating to advertising and communications with Selected Dealers and others;

            (b) to reserve for sale to dealers selected by you, among whom any of the Underwriters may be included ("Selected Dealers"), who shall be either (i) members of the National Association of Securities Dealers, Inc. (the "Association") who agree in writing to comply with Section 24 of
    Article III of the Association's Rules of Fair Practice or (ii) foreign dealers not eligible for membership in the Association who agree in writing not to make sales within the United States, its territories or possessions or to persons who are citizens or residents therein, to comply with the Association's Interpretation with Respect to Free-Riding and Withholding, and to comply with Sections 8, 24, 25 (as such Sections apply to foreign non-members of the Association) and 36 of Article III of the Association's Rules of Fair Practice, and to others, all or any part of the Securities to be purchased by us, such reservations for sales to Selected Dealers to be in such proportions as you may determine and such reservations for sales to others to be as nearly as practicable in proportion to the respective underwriting obligations of the Underwriters unless you agree to a smaller proportion at the request of any Underwriter, and from time to time to add to the reserved Securities any Securities retained by us remaining unsold and to release to us any of our Securities reserved but not sold;

            (c) to sell reserved Securities as nearly as practicable in proportion to the respective reservations, (i) to Selected Dealers, under Selected Dealers Agreements in substantially the form attached hereto as Exhibit B or otherwise, at the public offering price less the applicable Selected Dealers' concession, and (ii) to others at the public offering price; and

            (d) to buy Securities for our account from Selected Dealers at the initial public offering price less such amount not in excess of the applicable Selected Dealers' concession as you determine.

    After, and only after, advice from you that the Securities are released for public offering, we will offer to the public in conformity with the terms of the offering as set forth in the Prospectus or any amendment or supplement thereto such of the Securities to be purchased by us as you advise us are not reserved.

    We will comply with any and all restrictions which may be set forth in the Invitation. The initial public advertisement with respect to the Securities shall appeal on such date, and shall include the names of such of the Underwriters, as you may determine.

    6. Additional Provisions Regarding Sales. Any Securities sold by us (otherwise than through you) which you purchase in the open market or otherwise prior to the termination of this Agreement as provided in Section 12, shall be repurchased by us on demand at the cost to you of such purchase plus commissions and taxes on redelivery. Securities delivered on such repurchase need not be the

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identical Securities so purchased. In lieu of such action, you may, in your discretion, sell for our account the Securities so purchased and debit or credit our account for the loss or profit resulting from such sale, or charge our account with an amount not in excess of the Selected Dealers' concession with respect to such Securities.

        Sales of Securities among the Underwriters may be made with your prior consent or as you deem advisable for Blue Sky law purposes.

        In connection with offers to sell and sales of the Securities, we will comply with all applicable laws and all applicable rules, regulations and interpretations of all governmental and self-regulatory agencies.

        7. Payment and Delivery. At or before such time, on such dates as you may specify in the Invitation and at your offices unless you otherwise specify in the Invitation, we will deliver to you a certified or bank cashier's check in such funds as are specified in the Invitation, payable to the order of Montgomery Securities (unless otherwise specified in the Invitation) in an amount equal to, as you direct, either (i) the public offering price or prices plus accrued interest, amortization of original issue discount or dividends, if any, set forth in the Prospectus less the concession to Selected Dealers in respect of the amount of Securities to be purchased by us in accordance with the terms of this Agreement, or (ii) the amount set forth in the Invitation with respect to the Securites to be purchased by us. We authorize you to make payment for our account of the purchase price for the Securities to be purchased by us against delivery to you of such Securities (which, in the case of Securities which are debt obligations, may be in temporary form), and the difference between such purchase price of the Securities and the amount of our funds delivered to you therefor shall be credited to our account.

        You may, in your discretion, make payment of such purchase price on our behalf as provided in Section 8 hereof, but any such payment shall not relieve us of any of our obligations under the Underwriting Agreement or under this Agreement and we agree to pay you on demand the amount so advanced for our account. We authorize you, as our custodian, to take delivery of our Securities and to hold the same for our account, in your name or otherwise subject to the provisions of this Agreement, and to deliver our reserved Securities against sales. Delivery to us of Securities retained by us for direct sale shall be made by you as soon as practicable after your receipt of the Securities. Upon termination of the provisions of this Agreement as provided in Section 12, you shall deliver to us any Securities reserved for our account for sale to Selected Dealers and others which remain unsold at that time, except that if, upon such termination, the aggregate of all reserved and unsold Securities of all Underwriters does not exceed 10% of the total amount of Securities underwritten, you are authorized in your discretion to sell such Securities for the accounts of the several Underwriters at such price or prices as you may determine. After you receive payment for reserved Securities sold for our account, you shall remit to us the purchase price paid by us for such Securities and debit or credit our account with the difference (if any) between the sale price and such purchase price.

        If we are a member of The Depository Trust Company or any other depository or similar facility, you are authorized to make appropriate arrangements for payment for and/or delivery through its facilities of the Securities to be purchased by us, or, if we are not a member, settlement may be made through a correspondent that is a member pursuant to our timely instructions to you.

        In the event that the Underwriting Agreement for an offering provides for the payment of a commission or other compensation to the Underwriters, we authorize you to receive such commission or other compensation for our account.

        8. Authority to Borrow. In connection with the purchase or carrying for our account of any of the Securities to be purchased by us under this Agreement or the Underwriting Agreement or any other securities purchased for our account pursuant to Section 9 hereof, we authorize you, in your discretion, to advance your funds for our account, charging current interest rates (but not in excess of the amount permitted by law), to arrange loans for our account, and in connection therewith to execute and deliver any notes or other instruments and hold or pledge as security any of our Securities


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or other securities purchased for our account. Any lender may rely upon your instructions in all matters relating to any such loan.

        Any Securities held by you for our account may be delivered to us for carrying purposes, and if so delivered will be redelivered to you upon demand.

        9. Stabilization and Over-Allotment. We authorize you, in your discretion, to make purchases and sales of the Securities, any other securities of the Company of the same class and series, any securities of the Company into which the Securities are convertible or exchangeable and any other securities of the Company which you may designate, in the open market or otherwise, for long or short account, on such terms and for such prices as you deem advisable, and to over-allot in arranging sales. Such purchases and sales and over-allotments will be made for the accounts of the Underwriters as nearly as practicable in proportion to their respective underwriting obligations. It is understood that you may have made purchases of securities of the Company for stabilizing purposes prior to the time when we become one of the Underwriters, and we agree that any securities so purchased shall be treated as having been purchased for the respective accounts of the Underwriters pursuant to the foregoing authorization. We authorize you, in your discretion, to cover any short position or liquidate any long position incurred pursuant to this Section 9 by purchasing or selling Securities on such terms and at such times and prices during the term of this Agreement or after its termination as you deem advisable. At no time will the amount of our net commitment either for long or short account under this Section 9 exceed 15% of our underwriting obligation. Soley for the purposes of the immediately preceding sentence, our "underwriting obligation" shall be deemed to exclude any Securities which we are obligated to purchase solely by virtue of the exercise of an over-allotment option. We will on demand take up and pay at cost Securities so purchased and deliver any Securities so sold or overalloted for our account, and, if any Underwriter defaults in any such obligation, each non-defaulting Underwriter will assume its proportionate share of such obligation without relieving the defaulting Underwriter from liability. The provisions of this Section 9 do not constitute an assurance that the price of the Securities will be stabilized or that stabilization, if commenced, may not be discontinued at any time.

        Upon request, we will advise you of the Securities retained by us and unsold and will sell to you for the account of one or more of the Underwriters such of the unsold Securities retained by us and at such price, not less than the applicable net price to Selected Dealers nor more than the public offering price, as you may determine.

        We and each other Underwriter authorize you, as our Representative, to file with the Securities and Exchange Commssion (the "Commission") any notices and reports which may be required as a result of any transactions made by you for the accounts of the Underwriters pursuant to this Section 9. We understand that, in the event that you effect stabilization pursuant to this Section, you will notify us promptly of the date and time when the first stabilizing purchase is effected and the date and time when stabilizing terminated. We agree that stabilizing by us may be effected only with your consent, and we will furnish you with such information and reports relating to such stabilization as are required by the rules and regulations of the Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

        10. Open Market Transactions. Until termination of this Agreement, unless this restriction is sooner terminated by you, we agree not to bid for, purchase, sell or attempt to induce others to purchase or sell, directly or indirectly, any of the Securities or securities exchangeable for, or convertible into, or exercisable against the Securities, any security of the same class and series as the Securities and any right to purchase the Securities or any such security, including trading in any put or call option on any such security other than (a) as provided for in this Agreement or in the Underwriting Agreement or
(b) as a broker in executing unsolicited orders.

        We represent that we have not participated in any transaction prohibited by the preceding paragraph and that we have at all times complied with the provisions of Rule 10b-6 of the Commission applicable to the offering of the Securities.

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        11.  Expenses and Settlement.  You may charge our account with all transfer taxes on sales or purchases made of Securities purchased for our account and with our proportionate share (based upon our underwriting obligation or upon sales for our accounts, as you shall determine in your sole discretion) of all other expenses incurred by you under this Agreement or in connection with the purchase, carrying, sale or distribution of the Securities. With respect to each offering of Securities to which this Agreement applies, the respective accounts of the Underwriters shall be settled as promptly as practicable after the termination of this Agreement as provided in Section 12, but you may reserve such amount as you deem advisable for additional expenses. Your determination of the amount to be paid to or by us will be conclusive. You may at any time make partial distributions of credit balances or call for payment of debit balances. Any of our funds in your hands may be held with your general funds without segregation and without accountability for interest. Notwithstanding any settlement, we will remain liable for taxes on transfers for our account and for our proportionate share (based upon our underwriting obligation) of all expenses and liabilities which may be incurred by or for the accounts of the Underwriters with respect to each offering of Securities to which this Agreement applies.

        12. Termination. With respect to each offering of Securities to which this Agreement applies, all limitations in this Agreement on the price at which the Securities may be sold, the periods of time referred to in Sections 6, 7, 11 and 18, the authority granted by the first sentence of Section 9, and the restrictions contained in Section 10, shall terminate at the close of business on the 30th day after the commencement of the offering of such Securities. You may terminate any or all of such provisions at any time prior thereto by notice to the Underwriters. All other provisions of this Agreement shall survive the termination of such provisions and shall remain operative and in full force and effect with respect to such offering.

        13. Default by Underwriters. Default by one or more Underwriters hereunder or under the Underwriting Agreement shall not release the other Underwriters from their obligations or affect the liability of any defaulting Underwriter to the other Underwriters for damages resulting from such default. If one or more Underwriters default under the Underwriting Agreement, you may (but shall not be obligated to) arrange for the purchase by others, including you or other non-defaulting Underwriters, of the Securities not taken up by the defaulting Underwriter or Underwriters.

        In the event that such arrangements are made, the respective underwriting obligations of the non-defaulting Underwriters and the amounts of the Securities to be purchased by others, if any, shall be taken as the basis for all rights and obligations hereunder; but this shall not in any way affect the liability of any defaulting Underwriter to the other Underwriters for damages resulting from its default, nor shall any such default relieve any other Underwriter of any of its obligations hereunder or under the Underwriting Agreement except as herein or therein provided. In addition, in the event of default by one or more Underwriters in respect of their obligations under the Underwriting Agreement to purchase the Securities agreed to be purchased by them thereunder and, to the extent that arrangements shall not have been made by you for any person to assume the obligations of such defaulting Underwriter or Underwriters, we agree, if provided in the Underwriting Agreement, to assume our proportionate share, based upon our underwriting obligation, of the obligations of each such defaulting Underwriter (subject to the limitations contained in the Underwriting Agreement) without relieving such defaulting Underwriter of its liability therefor.

        In the event of default by one or more Underwriters in respect of their obligations under this Agreement to take up and pay for any shares of Securities purchased by you for their respective accounts pursuant to Section 9 hereof, or to deliver any such shares of Securities sold or over-allotted by you for their respective accounts pursuant to any provision of this Agreement, and to the extent that arrangements shall not have been made by you for other persons to assume the obligations of such defaulting Underwriter or Underwriters, each non-defaulting Underwriter shall assume its proportionate share of the aforesaid obligations of each such defaulting Underwriter without relieving any such defaulting Underwriter of its liability therefor.

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     14.  Position of Representatives; No Liability for Certain Matters.  You
shall be under no liability to us for any act or omission except for your lack of good faith in the performance of the obligations expressly assumed by you in this Agreement, but no obligations on your part shall be implied or inferred herefrom. Without limitation, you shall be under no liability for or in respect of the validity or value of, or title to, the Securities; the form of, or the statements contained in, or the validity of, the Registration Statement as initially filed, any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement to any of them, or any other letters or instruments executed by or on behalf of the Company or others; the form or validity of the Underwriting Agreement, the Selected Dealers Agreement or this Agreement; the delivery of the Securities; the performance by the Company or others of any agreement on its or their part to be performed; the qualification of the Securities for sale under the laws of any jurisdiction; or any matter in connection with any of the foregoing. The rights and liabilities of the Underwriters are several and not joint and nothing shall constitute the Underwriters a partnership, association or separate entity.

     If the Underwriters are deemed to constitute a partnership for federal income tax purposes, we elect to be excluded from the application of Subchapter K, Chapter 1, Subtitle A, of the Internal Revenue Code of 1986, as amended, and agree not to take any position inconsistent with such election, and you are authorized, in your discretion, to execute on behalf of the Underwriters such evidence of such election as may be required by the Internal Revenue Service.

     15. Indemnification. We will indemnify and hold harmless each other Underwriter and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act, to the extent and upon the terms upon which each Underwriter agrees to indemnify the Company and other specified persons as set forth in the Underwriting Agreement.

     If at any time claim or claims (whether alone or together with another claim or claims) shall be asserted against you, individually or as Representative of the Underwriters, or against any other Underwriter, or against any person who controls either you or such other Underwriter within the meaning of Section 15 of the Securities Act, which claim or claims arise out of or are based in whole or in part upon (i) any actual or alleged untrue or misleading statement in or omission from any version of the Registration Statement or Prospectus, or any amendment or supplement to any of them, (ii) any actual or alleged action or omission to act by you or any other
Underwriter or any other person in connection with the preparation for and management or other effectuation of any of the transactions contemplated by this Agreement, the Selected Dealers Agreement or the Underwriting Agreement or
(iii) any other actual or alleged action or omission in connection with or related to the offer or sale of the Securities, we authorize you to make such investigation, to retain or arrange for or approve the retaining of such attorneys (including, in your discretion, separate attorneys for any single Underwriter or group of Underwriters) and to take such other action as you shall deem necessary or desirable under the circumstances, including settlement of any such claim or claims. We will pay you, on request, our proportionate share (based upon the underwriting obligation of all Underwwriters participating in such indemnification) of all expenses incurred by you to the date of each such request (including, without limitation, cost of investigation and the fees and disbursements of your attorneys and any other attorneys retained by you or whose retaining you arrange for or approve) in investigating, defending against and negotiating with respect to such claim or claims, and our similar proportionate share of any liability incurred to the date of each such request by you, by any such other Underwriter or by any such controlling person in respect of such claim or claims, whether such liability shall be the result of a judgment or the result of any such settlement. In determining the amount of our obligation under this paragraph, appropriate adjustment may be made by you to reflect any amounts received by any one or more Underwriters in respect of such claim from the Company pursuant to the Underwriting Agreement or otherwise. If any Underwriter or Underwriters default in their obligation to make any payments under this second paragraph of
Section 15, each non-defaulting Underwriter shall be obligated to pay its proportionate share of all defaulted payments, based upon such Underwriter's underwriting obligation as related to the underwriting obligations of all non-defaulting Underwriters. Nothing herein shall relieve a defaulting Underwriter from liability for its

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default.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

        In addition and without limitation, we will indemnify and hold harmless you, each other Underwriter and each person, if any, who controls you and each Underwriter within the meaning of Section 15 of the Securities Act, against any claim or claims, liabilities and expenses (including, without limitation, costs of investigation, attorneys' fees and disbursements and amounts paid upon judgment or settlement) to which you, any such other Underwriters and any such controlling persons may become subject or incur, in whole or in part, as a result of our actual or alleged failure to timely perform our obligations under this Agreement, the Underwriting Agreement or under applicable law or the inaccuracy of any of our representations in this Agreement or the Master Underwriters' Questionnaire (as attached hereto as Exhibit A), and we will, upon such request as may be made from time to time, pay to you, each such other Underwriter and each such controlling person (i) such expenses as have been incurred by you, such other Underwriters and such controlling persons to the date of each such request (including, without limitation, costs of investigation and attorneys' fees and disbursements) in whole or in part in investigating, defending against and negotiating with respect to such claim or claims, and (ii) any liabilities incurred by you, such other Underwriters or such controlling persons to the date of each such request, in whole or in part, as a result of such claim or claims, whether such liability shall be the result of a judgment or the result of any settlement made by you, such other Underwriter or such controlling person.

        You shall give us reasonably prompt notice of the assertion of any such claim or claims referred to in this Section 15, as well as such reports from time to time as you shall deem reasonable as to the status thereof and as to the actions taken by you in respect thereof pursuant to the foregoing authorizations and indemnifications, although your failure to do so shall not affect our obligations hereunder. In addition, we will cooperate with you and attorneys retained by you (or which you arranged for or approved the retaining of) in investigating and defending against any such claim or claims referred to in this Section 15 and will make available all relevant records and documents and appropriate personnel. We understand that the discharge of any obligations that we may have under the provisions of the preceding two paragraphs of this
Section 15 shall not relieve us of any obligation that we may have under the first paragraph of this Section 15. The foregoing indemnifications will be in addition to, and will not supersede, any other indemnification to which you, any such other Underwriter and any such controlling person shall be entitled from us by virtue of this Agreement, by operation of law or otherwise.

        The provisions of Section 14 hereof and our agreements contained in this Section 15 shall remain in full force and effect regardless of any investigation made by or on behalf of you, any other Underwriter or any controlling person and shall survive the delivery of the Securities and the termination of this Agreement and the similar agreements entered into with the other Underwriters.

        16. Reports and Blue Sky Matters. We authorize you to file with the Commission and any other governmental agency any reports required in connection with any transactions effected by you for our account pursuant to this Agreement and the Underwriting Agreement, and we will furnish any information needed for such reports. As provided in Section 9 hereof, we agree to notify you in writing of the information specified in Rule 17a-2(d) of the Commission promulgated under the Exchange Act. You shall not have any responsibility with repect to the right of any Underwriter or other person to sell the Securities in any jurisdiction, notwithstanding any information you may furnish in that connection.

        We are familiar with Rule 15c2-8 promulgated under the Exchange Act relating to the distribution of preliminary and final prospectuses for securities of an issuer (whether or not the issuer is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act) and confirm that we will comply therewith in connection with any sale of Securities.

        17. NASD Membership. We understand that you are a member in good standing of the Association. We confirm that we are actually engaged in the investment banking or securities business and are either a member in good standing of the Association or foreign dealer not eligible for membership in the Association who has agreed not to make sales within the United States, its territories or possessions or to persons who are citizens thereof or residents therein, to comply with the requirements of the Association's Interpretation with Respect to Free-Riding and Withholding in making sales of the Securities and not to use any means of interstate commerce to effect such sales unless we are registered under the Exchange Act. In connection with our sale of the Securities, and without limiting the foregoing, we specifically agree to comply with Section 24 of Article III of the Rules of Fair Practice of the Association or, if we are a foreign dealer not a member of the Association, we agree to comply as though we were a member with Sections 8, 24 and 36 of said Article and with Section 25 of said Article as that Section applies to non-member brokers or dealers in a foreign country.

        We authorize you to file on our behalf with the Association such documents and information, if any, which are available or have been furnished to you for filing pursuant to applicable rules, statements and interpretations of the Association.

        18. Representations and Agreements. (a) We understand that it is our responsibility to examine the Registration Statement, the Prospectus, any amendment or supplement thereto relating to the offering of the Securities, any preliminary prospectus and the material, if any, incorporated by reference therein and we will familiarize ourselves with the terms of the Securities and the other terms of the offering thereof which are to be reflected in the Prospectus and the Invitation with respect thereto. You are authorized, with the approval of counsel for the Underwriters, to approve on our behalf any amendments or supplements to the Registration Statement or the Prospectus.

        (b) We confirm that the information that we have given or are deemed to have been given in response to the Master Underwriters' Questionnaire attached as Exhibit A hereto (which information has been furnished to the Company for use in the Registration Statement or the Prospectus) is correct.
We will notify you immediately if any development occurs before the termination of this Agreement under Section 12 as to the offering of Securities which makes untrue or incomplete any information that we have given or are deemed to have been given in response to the Master Underwriters' Questionnaire.

        (c) Unless we have promptly notified you in writing otherwise, our name as it should appear in the Prospectus and our address are as set forth on the signature page hereof.

        (d) We agree that if we are advised by you that the Company was not, immediately prior to the filing of the Registration Statement, subject to the requirements of Section 13(a) or 15(d) of the Exchange Act, we will not, without your consent, sell any of the Securities to an account over which we exercise discretionary authority.

        19. Capital Requirements. We confirm that our net capital and the ratio of our aggregate indebtedness to our net capital is such that we may, in accordance with and pursuant to Rule 15c3-1 promulgated by the Commission under the Exchange Act, and other applicable laws, rules and regulations relating to us, agree to purchase the Securities that we are obligated to purchase hereunder and under the Underwriting Agreement.

        20. Notices. All notices to us will be considered duly given if mailed or telegraphed to our address as set forth on the signature page hereof (as such address may be changed by written notice to you). All notices to you will be considered duly given if mailed or telegraphed to Montgomery Securities at the address set forth above, directed to the attention of the Syndicate Department, or to such other address as you may specify to us in writing from time to time.

        21. General Provisions. Subject to the provisions of Section I hereof, this Agreement may be amended or modified by notication in writing by you to us. This Agreement will be governed by and construed in accordance with the laws of th State of California. The invalidity or unenforceability of any provision or portion of this Agreement shall not affect the validity or enforceability of the other provisions hereof. If any provision or portion of this Agreement shall be invalid or unenforceable for any reason, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

        Neither this Agreement nor any rights hereunder may be directly or indirectly assigned (whether by merger, reverse merger, sale of stock or assets, operation of law or, without limitation, otherwise) by us. This Agreement shall inure to the benefit of and be binding upon the permissible successors and assigns and the heirs, executors and administrators of the parties hereto. No such assignment will relieve us of our obligations hereunder.

        In this Agreement, the masculine, feminine and neuter genders and the singular and the plural include one another. The section headings in this Agreement are for the convenience of the parties only and will not affect the construction or interpretation of this Agreement. This Agreement may be executed in several counterparts, each one of which shall be an original and all of which shall constitute one and the same document.

                                        Very truly yours,


                                        --------------------------------------
                                                    Name of Firm

                                        By
                                           -----------------------------------

                                        Name:
                                              --------------------------------

                                        Title:
                                               -------------------------------

                                        Address:


                                        --------------------------------------

                                        --------------------------------------

                                        --------------------------------------


Confirmed, as of the
date first above written.

MONTGOMERY SECURITIES

By
   ---------------------------------
               Partner

                                                                      EXHIBIT A

                      MASTER UNDERWRITERS' QUESTIONNAIRE

        In connection with each offering of Securities to which the foregoing Master Agreement Among Underwriters dated May 13, 1988 between Montgomery Securities and the Underwriter executing the same relates, except as otherwise disclosed to the Representatives in writing, such Underwriter advises the Representatives as follows and authorizes the Representatives to use the information furnished in response to this Master Underwriters' Questionnaire in the Registration Statement relating to the Securities:

        (a) Neither such Underwriter nor any of its directors, officers or partners, individually or as a part of a "group" (as that term is used in Section 13(d)(3) of the Exchange Act), (i) has a "material" relationship (as defined in Rule 405 under the Act) with the Company or any other seller of Securities in the offering or (ii) is a director, officer or holder (of record or beneficially) of 5% or more of any class of voting securities of the Company or any other seller of Securities in the offering:

        (b) With reference to the Interpretation of the Board of Governors of the Association with respect to the Review of Corporate Financing, neither such Underwriter nor any of its "related persons" (as defined by the Association) (i) has purchased or otherwise acquired from the Company any warrants, options or other securities of the Company within 18 months prior to the date that the Registration Statement was initially filed or subsequent to tht date, and there are no existing arrangements for any such purchase or (ii) has had any dealings with the Company (except those with respect to the Underwriting Agreement) or any "affiliate" of the Company (as defined in Rule 405 under the Act) as to which documents or other information are required to be furnished to the Association pursuant to such Interpretation;

        (c) Other than as may be stated in the Registration Statement, any Prospectus, the Master Agreement Among Underwriters, the Underwriting Agreement or any selling agreements, such Underwriter does not know of any discounts or commissions, including any cash, securities, contract or other consideration to be received by any dealer in connection with the sale of the Securities, or of any intention to over-allot the Securities or to stabilize the price of any security to facilitate the offering of the Securities;

        (d) If the Securities are to be issued pursuant to a trust indenture, such Underwriter is not in control of, controlled by, or under common control with the Trustee, any other trustee under a trust indenture relating to securities of the Company and qualified under the Trust Indenture Act of 1939 (an "Other Trustee") or any of their respective affiliates, and none of said companies or affiliates, or any of their respective directors or executive officers, is a director, officer, partner, employee, appointee or representative of such Underwriter;

        (e) If the Securities are to be issued pursuant to a trust indenture, such Underwriter and its directors, executive officers and partners, taken as a group, did not, on the date of the Trustee's Statement of Eligibility and Qualification on Form T-1, own beneficially more than 1% of the outstanding voting securities of the Trustee, the Trustee's parents, any Other Trustee or the parent of any Other Trustee;

        (f) If the Registration Statement is on Form S-1, such Underwriter has not prepared or had prepared for it within the past 12 months any engineering, management or similar report or memorandum relating to the broad aspects of the business, operations or products of the Company, except for reports solely comprising recommendations to buy, sell or hold the Company's securities, unless such recommendations have changed within the past six months;

            (g) If the Registration Statement is on either Form S-2 or Form S-3, such Underwriter has not prepared any report or memorandum for external use by it or by the Company in connection with the proposed offering of the Securities;

            (h) Such Underwriter's proposed commitment to purchase Securities will not result in a violation by it of the financial responsibility requirements of Rule 15c3-1 under the Exchange Act;

            (i) Such Underwriter is familiar with the rules, regulations and releases of the Commission dealing with dissemination of information prior to and during registration and has not distributed nor will it distribute any written information outside of its organization relating to the Company or its securities other than in accordance with such rules, regulations and releases; and

            (j) If the Company is a "public utility," such Underwriter is not a "holding company" or a "subsidiary company" or an "affiliate" of a "holding company" or of a "public utility," each as defined in the Public Utility Holding Company Act of 1935.

        All capitalized terms in this Questionnaire not otherwise defined herein are used as defined in the foregoing Master Agreement Among Underwriters.

May 13, 1988

                                        Very Truly Yours

                                        ---------------------------------------
                                                     (Name of Firm)


                                        By
                                           ------------------------------------
                                        Name:
                                             ----------------------------------
                                        Title:
                                              ---------------------------------



                                      2